AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Employment Agreement (as defined below) is made and entered into as of the 5th day of May 2026, by and between HealthEquity, Inc., a Delaware corporation (the “Company”), and Scott R. Cutler (“Executive”).
WHEREAS, the Company and Executive are parties to that certain Employment Agreement, entered into as of the 11th day of November 2024 (the “Employment Agreement”), which governs the terms of Executive’s employment with the Company; and
WHEREAS, the Company and Executive now desire to amend the Employment Agreement, effective immediately, to more accurately reflect Executive’s annual incentive compensation opportunity.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:
1.Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.
2.Amendment to Employment Agreement. Section 8(d)(iv) of the Employment Agreement is amended and restated in its entirety to read as follows:
“(iv) if such termination occurs prior to the consummation of a Change in Control, continued payment of one hundred percent (100%) of Executive’s Base Salary and target Annual Bonus, payable in substantially equal installments during the Severance Term in accordance with the Company’s regular payroll practices, and (ii) if such termination occurs on or following the consummation of a Change in Control, payment of an amount equal to one hundred fifty percent (150%) of the sum of Executive’s Base Salary and target Annual Bonus, payable in a single lump sum on the next regularly scheduled payroll date following the date on which the Release of Claims becomes irrevocable;”
3.Ratification and Confirmation. Except as specifically amended by this Amendment, the Employment Agreement is hereby ratified and confirmed in all respects and remains valid and in full force and effect. Whenever the Employment Agreement is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Employment Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4.Entire Agreement. The Employment Agreement and this Amendment contain the entire understanding and agreement of the parties hereto regarding the employment of Executive and supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof.
5.Governing Law and Jurisdiction; Arbitration of Disputes. The provisions of Section 21 of the Employment Agreement (Governing Law and Jurisdiction) and Section 20 (Arbitration of Disputes) apply with respect to this Amendment and are incorporated herein, mutatis mutandis.
6.Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.
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136869857.v1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.
HEALTHEQUITY, INC.
__________________________
By: Delano Ladd
Title: General Counsel
EXECUTIVE
__________________________
Scott R. Cutler
[Signature Page to Amendment to S. Cutler’s Employment Agreement]